Exhibit 16.1

December 28, 2016

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20249

Re: HopFed Bancorp, Inc.

Commission File Number 0-23667

We have read the statements made by Hoped Bancorp, Inc. under Item 4.01 of its Form 8-K dated December 28, 2016 and captioned “Changes in Registrant’s Certifying Accountant”. We agree with the statements concerning our firm in such Form 8-K.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

/s/ Rayburn | Fitzgerald, PC